An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission.  Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified.  This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state.  We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

Preliminary Offering Circular

Subject to Completion.  Dated _________2019

Sun Kissed Industries, Inc.

f/k/a

DNA Dynamics, Inc.

(Exact name of issuer as specified in its charter)

Wyoming

(State or other jurisdiction of incorporation or organization)

https://www.dnadynamicsinc.com/

2885 Sanford Ave SW #41437

Grandville, MI 49418

616-552-9653

(Address, including zip code, and telephone number, including area code of issuer’s principal executive office)

5734-01	82-2600599
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Maximum offering of 600,000,000 Shares

This is a public offering of up to $3,000,000 in shares of Common Stock of Sun Kissed Industries, Inc., f/k/a DNA Dynamics, Inc. at a price between $0.005 and $0.10 for a maximum of 600,000,000 or 30,000,000, respectively. In no event shall the maximum number of shares to be issued pursuant to this Offering exceed 600,000,000 shares of common stock.

The offering price will be between $0.005 and $0.10, to be determined at the time of qualification. Offering price will be disclosed via a supplemental filing within 2 days of Qualification. The end date of the offering will be exactly 365 days from the date the Offering Circular is approved by the Attorney General of the state of New York (unless extended by the Company, in its own discretion, for up to another 90 days).

Our Common Stock currently trades on the OTC Pink market under the symbol “DNADD” and the closing price of our Common Stock on July 8, 2019 was $0.0891. Our Common Stock currently trades on a sporadic and limited basis.

We are offering our shares without the use of an exclusive placement agent. However, the Company reserves the right to retain one. The proceeds will be disbursed to us and the purchased shares will be disbursed to the investors.  If the offering does not close, for any reason, the proceeds for the offering will be promptly returned to investors without interest.

We expect to commence the sale of the shares within two calendar days of the date on which the Offering Statement of which this Offering Circular is qualified by the Securities Exchange Commission.

See “Risk Factors” to read about factors you should consider before buying shares of Common Stock.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth.  Different rules apply to accredited investors and non-natural persons.  Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to www.investor.gov.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

This Offering Circular is following the offering circular format described in Part II (a)(1)(ii) of Form 1-A.

Offering Circular dated _____, 2019

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Offering Circular. You must not rely on any unauthorized information or representations. This Offering Circular is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date.

i

SUMMARY

This summary highlights information contained elsewhere in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our Common Stock. You should read this entire Offering Circular carefully, including the “Risk Factors” section, our historical consolidated financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to “the Company,” “we,” “us” and “our” refer to Sun Kissed Industries, Inc., f/k/a DNA Dynamics, Inc.

Our Company

Sun Kissed Industries, Inc., f/k/a DNA Dynamics, Inc. (“DNAD” or “The Company”) is dedicated to producing and selling premium CBD oil to service the exploding CBD products industry. The Company works exclusively with hemp cultivation companies to process the crude oil and refine it into a highly purified concentrate using a CO2/ Ethanol/Hydrocarbon extraction and short path distillation process with 4.5% yields of bio-mass.

Overview

DNA Dynamics, Inc’s CBD formulation will be branded ‘Sun Kissed Hemp’ and will be made from the whole plant. Whole plant CBD extracts contain compounds, including CBD, CBD-A, CBC, and CBG. The interaction of this group of compounds provide optimal health benefits through what is termed the “entourage effect.” The entourage effect is only available in CBD product produced from the whole plant.

Our Strategy

Our Strategy is to utilize new industrial hemp rules to produce hemp-derived CBD oil and build a recognizable brand in a rapidly growing CBD industry while remaining fully compliant with all state and local laws regarding hemp cultivation and processing.

12-Month Outlook

The Company’s business plan for the next 12 months is to obtain a hemp production license, purchase and operate a 8,000-sq. ft. extraction lab in Florida, generate annual income to support operational expenses and to steadily increase monthly sales and capacity.

THE OFFERING

Common Stock we are offering	Maximum offering of 600,000,000 shares at $0.005 per share or 30,000,000 at $0.10 per share

Common Stock outstanding before this Offering	351,034,387 Common Stock, par value $0.0001

Use of proceeds

The funds raised per this offering will be utilized to cover the costs of this offering and to provide working capital to obtain government licenses, purchase an extraction facility, and marketing our products. See “Use of Proceeds” for more details.

Risk Factors	See “Risk Factors” and other information appearing elsewhere in this Offering Circular for a discussion of factors you should carefully consider before deciding whether to invest in our Common Stock.

This offering is being made on a self-underwritten basis without the use of an exclusive placement agent, although the Company may choose to engage a placement agent at its sole discretion. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Management will make its best effort to fill the subscription in the state of New York. However, in the event that management is unsuccessful in raising the required funds in New York, the Company may file a post qualification amendment to include additional jurisdictions that management has determined to be in the best interest of the Company for the purpose of raising the maximum offer.

In the event that the Offering Circular is fully subscribed, any additional subscriptions shall be rejected and returned to the subscribing party along with any funds received.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH.  Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth.  In the case of an investor who is not a natural person, revenues or net assets for the investors’ most recently completed fiscal year are used instead.

The Company has not currently engaged any party for the public relations or promotion of this offering.

As of the date of this filing, there are no additional offers for shares, nor any options, warrants, or other rights for the issuance of additional shares except those described herein.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this Offering Circular, including the consolidated financial statements and the related notes, before making a decision to buy our Common Stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

This offering contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers’ or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as other sections in this prospectus, discuss the important factors that could contribute to these differences.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

This prospectus also contains market data related to our business and industry. This market data includes projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results may differ from the projections based on these assumptions. As a result, our markets may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may have a material adverse effect on our business, results of operations, financial condition and the market price of our Common Stock.

Risk Related to our Company and our Business

Our management has a limited experience operating a public company and are subject to the risks commonly encountered by early-stage companies.

Although the management of the Company has experience in operating small companies, current management has not had to manage expansion while being a public company. In addition, management has not overseen a company with large growth. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

●	risks that we may not have sufficient capital to achieve our growth strategy;

●	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

●	risks that our growth strategy may not be successful; and

●	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business would be significantly harmed.

We may require additional funds in the future to achieve our current business strategy and our inability to obtain funding may cause our business plan to fail.

We may need to raise additional funds through public or private debt or equity sales in order to fund our future operations and fulfill contractual obligations in the future. These financings may not be available when needed. Even if these financings are available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing would have an adverse effect on our ability to implement our current business plan and develop our products, and as a result, could require us to diminish or suspend our operations and possibly cease our existence.

Even if we are successful in raising capital in the future, we will likely need to raise additional capital to continue and/or expand our operations. If we do not raise the additional capital, the value of any investment in our Company may become worthless. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan.

We may not be successful in the implementation of our business strategy or our business strategy may not be successful, either of which will impede our development and growth.

Our business strategy is to develop, produce, and market our “Sun-Kissed Hemp” line of hemp-based CBD products. Our ability to implement this business strategy is dependent on our ability to:

●	Distinguish ourselves in a very competitive market;

●	Establish brand recognition and customer loyalty; and

●	Manage growth in administrative overhead costs during the initiation of our business efforts.

We do not know whether we will be able to continue successfully implementing our business strategy or whether our business strategy will ultimately be successful. In assessing our ability to meet these challenges, a potential investor should take into account our need for significant amounts of capital to fund marketing and product development within our subsidiaries and brand recognition, our management’s relative inexperience, the competitive conditions existing in our industry and general economic conditions. Our growth is largely dependent on our ability to successfully implement our business strategy. Our revenues may be adversely affected if we fail to implement our business strategy or if we divert resources to a business that ultimately proves unsuccessful.

We must effectively manage the growth of our operations, or our company will suffer.

Our business consists of developing, producing, and marketing our “Sun-Kissed Hemp” line of hemp-based CBD products. Expansion of our operations, to include the development of all our portfolio, may also cause a significant demand on our management, finances and other resources. Our ability to manage the anticipated future growth, should it occur, will depend upon a significant expansion of our accounting and other internal management systems and the implementation and subsequent improvement of a variety of systems, procedures and controls. There can be no assurance that significant problems in these areas will not occur. Any failure to expand these areas and implement and improve, procedures and controls in an efficient manner at a pace consistent with our business could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that our attempts to expand our marketing, sales, manufacturing and customer support efforts will be successful or will result in additional sales or profitability in any future period.

We have limited existing brand identity and customer loyalty; if we fail to market our brand to promote our service offerings, our business could suffer.

Because of our limited commercialization of our subsidiary products, we currently do not have strong brand identity or brand loyalty. We believe that establishing and maintaining brand identity and brand loyalty is critical to attracting customers once we have a commercially viable product offered by our subsidiaries. In order to attract customers to our subsidiary products, we may be forced to spend substantial funds to create and maintain brand recognition among consumers. We believe that the cost of our sales campaigns could increase substantially in the future. If our branding efforts are not successful, our ability to earn revenues and sustain our operations will be harmed.

Promotion and enhancement of our products and services will depend on our success in consistently providing high-quality products and services to our customers.

We have a history of operating losses and we will need additional financing to meet our future long-term capital requirements.

We have a history of losses and may continue to incur operating and net losses for the foreseeable future. As of December 31, 2018, we had a working capital deficit of $701,347. We incurred a net loss of $430,995 for the period ended December 31, 2018, and a net loss of $250,552 for the year ended December 31, 2017. We have not achieved sustainable profitability on an annual basis. We may not be able to reach a level of revenue to achieve profitability. If our revenues grow slower than anticipated, or if operating expenses exceed expectations, then we may not be able to achieve profitability in the near future or at all, which may depress our stock price.

We may need significant additional capital, which we may be unable to obtain.

We may need to obtain additional financing over time to fund operations. Our management cannot predict the extent to which we will require additional financing and can provide no assurance that additional financing will be available on favorable terms or at all. The rights of the holders of any debt or equity that may be issued in the future could be senior to the rights of common shareholders, and any future issuance of equity could result in the dilution of our common shareholders’ proportionate equity interests in our company. Failure to obtain financing or an inability to obtain financing on unattractive terms could have a material adverse effect on our business, prospects, results of operation and financial condition.

Our resources may not be sufficient to manage our potential growth; failure to properly manage our potential growth would be detrimental to our business.

We may fail to adequately manage our potential future growth. Any growth in our operations will place a significant strain on our administrative, financial and operational resources, and increase demands on our management and on our operational and administrative systems, controls and other resources. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our technical, accounting, finance, marketing and sales staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems. To the extent we acquire businesses, we will also need to integrate and assimilate new operations, technologies and personnel. If we are unable to manage growth effectively, such as if our sales and marketing efforts exceed our capacity to install, maintain and service our products or if new employees are unable to achieve performance levels, our business, operating results and financial condition could be materially and adversely affected.

Our financial situation creates doubt whether we will continue as a going concern.

Since inception, the Company has not generated revenues and has incurred losses and reported losses for the fiscal period from inception through March 31, 2019. Further, we expect to incur a net loss for the fiscal quarter ending March 31, 2019, primarily as a result of increased operating expenses. There can be no assurances that we will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available, we may be forced to discontinue operations, which would cause investors to lose their entire investment. These conditions raise substantial doubt about the Company’s ability to continue as a going concern

We will need to increase the size of our organization, and we may be unable to manage rapid growth effectively.

Our failure to manage growth effectively could have a material and adverse effect on our business, results of operations and financial condition. We anticipate that a period of significant expansion will be required to address possible acquisitions of business, products, or rights, and potential internal growth to handle licensing and research activities. This expansion will place a significant strain on management, operational and financial resources. To manage the expected growth of our operations and personnel, we must both improve our existing operational and financial systems, procedures and controls and implement new systems, procedures and controls. We must also expand our finance, administrative, and operations staff. Our current personnel, systems, procedures and controls may not adequately support future operations. Management may be unable to hire, train, retain, motivate and manage necessary personnel or to identify, manage and exploit existing and potential strategic relationships and market opportunities.

We are dependent on the continued services and performance of our senior management, the loss of any of whom could adversely affect our business, operating results and financial condition.

Our future performance depends on the continued services and continuing contributions of our senior management to execute our business plan, and to identify and pursue new opportunities and product innovations. The loss of services of senior management, could significantly delay or prevent the achievement of our strategic objectives. The loss of the services of senior management for any reason could adversely affect our business, prospects, financial condition and results of operations.

We may become subject to claims of infringement or misappropriation of the intellectual property rights of others, which could prohibit us from developing our products, require us to obtain licenses from third parties or to develop non-infringing alternatives and subject us to substantial monetary damages.

Third parties could, in the future, assert infringement or misappropriation claims against us with respect to products we develop. Whether a product infringes a patent or misappropriates other intellectual property involves complex legal and factual issues, the determination of which is often uncertain. Therefore, we cannot be certain that we have not infringed the intellectual property rights of others. Our potential competitors may assert that some aspect of our product infringes their patents. Because patent applications may take years to issue, there also may be applications now pending of which we are unaware that may later result in issued patents upon which our products could infringe. There also may be existing patents or pending patent applications of which we are unaware upon which our products may inadvertently infringe.

Any infringement or misappropriation claim could cause us to incur significant costs, place significant strain on our financial resources, divert management’s attention from our business and harm our reputation. If the relevant patents in such claim were upheld as valid and enforceable and we were found to infringe them, we could be prohibited from selling any product that is found to infringe unless we could obtain licenses to use the technology covered by the patent or are able to design around the patent. We may be unable to obtain such a license on terms acceptable to us, if at all, and we may not be able to redesign our products to avoid infringement. A court could also order us to pay compensatory damages for such infringement, plus prejudgment interest and could, in addition, treble the compensatory damages and award attorney fees. These damages could be substantial and could harm our reputation, business, financial condition and operating results. A court also could enter orders that temporarily, preliminarily or permanently enjoin us and our customers from making, using, or selling products, and could enter an order mandating that we undertake certain remedial activities. Depending on the nature of the relief ordered by the court, we could become liable for additional damages to third parties

A competitor with a stronger or more suitable financial position may enter our marketplace.

The success of our business primarily depends on the success our products and their market performance, compared to rival products offered by a competitor. If a direct competitor arrives in our market, achieving market acceptance for our services may require additional marketing efforts and the expenditure of significant funds, the availability of which we cannot be assured, to create awareness and demand among customers. We have limited financial, personnel and other resources to undertake additional marketing activities. Accordingly, no assurance can be given that we will be able to win business from a stronger competitor.

Litigation may harm our business.

Substantial, complex or extended litigation could cause us to incur significant costs and distract our management. For example, lawsuits by employees, stockholders, collaborators, distributors, customers, competitors or others could be very costly and substantially disrupt our business. Disputes from time to time with such companies, organizations or individuals are not uncommon, and we cannot assure you that we will always be able to resolve such disputes or on terms favorable to us. Unexpected results could cause us to have financial exposure in these matters in excess of recorded reserves and insurance coverage, requiring us to provide additional reserves to address these liabilities, therefore impacting profits.

Risks Related to Our Business and Industry

U.S. Federal and foreign regulation and enforcement may adversely affect the implementation of cannabis laws and regulations and may negatively impact our revenues, or we may be found to be violating the Controlled Substances Act or other U.S. federal, state, or foreign laws.

In December 2018, the Farm Bill was signed into law. Under section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of USDA. A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally-run program. This system of shared regulatory programming is similar to options states had in other policy areas such as health insurance marketplaces under ACA, or workplace safety plans under OSHA—both of which had federally-run systems for states opting not to set up their own systems. Non-cannabis hemp be a highly regulated crop in the United States for both personal and industrial production.

The law outlines actions that are considered violations of federal hemp law (including such activities as cultivating without a license or producing cannabis with more than 0.3 percent THC). The law details possible punishments for such violations, pathways for violators to become compliant, and even which activities qualify as felonies under the law, such as repeated offenses.

Section 12619 of the Farm Bill removes hemp-derived products from its Schedule I status under the Controlled Substances Act, but the legislation does not legalize CBD generally. CBD, with some minor exceptions, remains a Schedule I substance under federal law. The Farm Bill ensures that any cannabinoid—a set of chemical compounds found in the cannabis plant—that is derived from hemp will be legal, if and only if that hemp is produced in a manner consistent with the Farm Bill, associated federal regulations, association state regulations, and by a licensed grower. All other cannabinoids, produced in any other setting, remain a Schedule I substance under federal law and are thus illegal.

In October 2018, the United States Drug Enforcement Agency (“DEA”) rescheduled drugs approved by the United States Food and Drug Administration (“FDA”) which contain CBD derived from cannabis and no more than 0.1 percent tetrahydrocannabinols from Schedule I, the highest level of restriction with a high potential for abuse, to Schedule V, the lowest restriction with the lowest potential for abuse under the Controlled Substances Act (“CSA”). This ruling does not apply to Cannabidiol (“CBD”) products such as oils, tinctures, extracts, and other foods because they are not FDA approved.

In October 2018, the FDA was advised by the DEA that removing CBD from the CSA would violate international drug treaties to which the United States is a signatory. Specifically, the DEA explained that the United States would “not be able to keep obligations under the 1961 Single Convention on Narcotic Drugs if CBD were decontrolled under the CSA”.

Consequently, the FDA revised its recommendation and advised the DEA to place CBD in Schedule V—which applies to drugs with demonstrated medical value and deemed unlikely to cause harm, abuse, or addiction—instead. Nonetheless, the FDA declared that “[i]f treaty obligations do not require control of CBD, or the international controls on CBD…are removed at some future time, the above recommendation for Schedule V under the CSA would need to be revisited promptly.”

On May 22, 2018, the DEA released the Internal Directive Regarding the Presence of Cannabinoids in Products and Materials Made from the Cannabis Plant, which states “The mere presence of cannabinoids is not itself dispositive as to whether a substance is within the scope of the CSA; the dispositive question is whether the substance falls within the CSA definition of marijuana.”

Many CBD products are derived from cannabis. Some come from marijuana (“Marijuana-CBD”). Marijuana-CBD remains a Schedule I substance. Marijuana-CBD products may be legal under state law in states like Washington, Oregon, and California but their sale is only permitted through a state-regulated marijuana market in the respective state of legal cultivation. Marijuana-CBD products are only legal in states where they were cultivated and these products are heavily regulated at all stages of production, from seed-to-sale. These products come from licensed producers, are developed by licensed processors or manufacturers, and are sold to the public through licensed retailers or dispensaries. Marijuana-CBD products may also contain significant levels of THC.

On the other hand, CBD derived from industrial hemp (“Hemp-CBD”) can be argued as falling completely outside the CSA because the cultivation of industrial hemp was legalized by Section 7606 of the Agricultural Act of 2014 (the “2014 Farm Bill”). Industrial hemp is defined as the cannabis plant with less than .3% THC. The 2014 Farm Bill also requires that industrial hemp to be cultivated under a state agricultural pilot program. Some states also require a license to cultivate or process industrial hemp into other products like Hemp-CBD.

The distribution of Hemp-CBD products is arguably legal under federal law because the 2014 Farm Bill does not explicitly limit distribution. In oral arguments during HIA v. DEA, the DEA admitted that the 2018 Farm Bill preempted the CSA with regards to industrial hemp. The DEA has rarely taken any enforcement action against distributors of Hemp-CBD, in part because Congress has limited the DEA’s ability to use federal funds to do so and because the DEA would have to legally establish that the CSA does in fact cover Hemp-CBD. However, the DEA, FDA, and other federal agencies issued guidance in 2016 stating that the 2014 Farm Bill did not permit the interstate transfer or commercial sale of industrial hemp. Several states like Idaho prohibit the distribution of Hemp-CBD. Other states like Ohio, Michigan, and California significantly restrict the distribution of Hemp-CBD.

Even though Hemp-CBD does not fall within the CSA, Hemp-CBD products have not been approved by the FDA. This is also true of Marijuana-CBD. This means that even cannabis derived Marijuana-CBD and Hemp-CBD products containing less than .1% THC are not approved CBD drugs for lack of FDA approval.

There is always some risk of enforcement action against Hemp-CBD distributors, as the budgetary restriction that prevented the DEA from using funds to prosecute industrial hemp distributors expired on September 30, 2018. It is also possible that the FDA could take a more aggressive approach to limit the distribution of CBD products.

We may be subject to compliance actions by the Food and Drug Administration (FDA) for making unsubstantiated claims as to our products efficacy or intended use.

On April 2, 2019, outgoing FDA Commissioner Scott Gotlieb issued a statement on the agency’s website, www.fda.gov, pledging the agency will continue to use its authority to take action against companies and product developers which make unproven claims to treat serious or life-threatening diseases, and “where patients may be misled to forgo otherwise effective, available therapy and opt instead for a product that has no proven value or may cause them serious harm.”

The FDA has issued warning letters, in collaboration with the Federal Trade Commission, to three companies – Advanced Spine and Pain LLC (d/b/a Relievus), Nutra Pure LLC and PotNetwork Holdings Inc. – in response to their making unsubstantiated claims related to more than a dozen different products and spanning multiple product webpages, online stores and social media websites. The FDA deemed that companies “used these online platforms to make unfounded, egregious claims about their products’ ability to limit, treat or cure cancer, neurodegenerative conditions, autoimmune diseases, opioid use disorder, and other serious diseases, without sufficient evidence and the legally required FDA approval.”

Examples of claims made by the companies which have been deemed deceptive marketing by the FDA include CBD’s ability to

●	Effectively treat substance use disorders

●	Reduce the rewarding effects of morphine

●	Reduce drug-seeking for heroin

●	Avoid or Reduce opiate withdrawal symptoms

●	Stop cancer cells in several cervical cancer varieties

●	Degrease human glioma cell growth and invasion

●	Slow the progression of Alzheimer’s

●	Block spinal, peripheral and gastrointestinal mechanisms responsible for pain associated with migraines, fibromyalgia, and Irritable Bowel Syndrome

The agency has said it may pursue a company making medical claims about products asserting to contain CBD that haven’t been approved by the FDA. The FDA has stated that selling unapproved products with unsubstantiated therapeutic claims can put patients and consumers at risk. The FDA does not believe these products have not been shown to be safe or effective, and deceptive marketing of unproven treatments may keep some patients from accessing appropriate, recognized therapies to treat serious and even fatal diseases. Additionally, because they are not evaluated by the FDA, there may be other ingredients that are not disclosed, which may be harmful.

The FDA has pledged to continue to monitor the marketplace and take enforcement action as needed to protect the public health against companies illegally selling CBD products that claim to prevent, diagnose, treat, or cure serious diseases, such as cancer, Alzheimer’s disease, psychiatric disorders and diabetes; illegally selling cannabis and cannabis-derived products that can put consumers at risk; and marketing and distributing such products in violation of the FDA’s authorities.

Different states and different advertising networks may have their own regulations and restrictions regarding advertising CBD products.

Relevant state and local laws may make it difficult to advertise in various markets. The two largest ad buying platforms -- Facebook and Google -- still do not allow CBD advertising (it is designated as a “dangerous product”) on their platforms, which limits the digital marketing efforts of CBD companies to organic marketing. For new businesses, the inability to promote their brand without paid social and search ads makes it extremely challenging to get the qualified traffic needed to grow their online retail business.

Additional regulatory considerations that must be taken into account include the Federal Trade Commission’s regulation of unfair and deceptive product labeling and marketing, as well as state law regulation of food safety. States have the authority to regulate matters related to the health and safety of its own citizens, such that the 2018 Farm Bill and regulation by the USDA will not necessarily preempt state or local laws regulating the manufacture and distribution of cannabis-related products that are not directly in conflict with federal law. States may still choose to enact their own laws that can promote or restrict the sale of cannabis-based products. States such as Indiana and Alabama do not permit the sale of CBD oil on a personal level without a prescription.

Any and all claims of medicinal value must be substantiated with reputable scientific support and may be subject to evaluation by the FDA.

There are limitations to how CBD may be marketed and what potential benefits may be advertised.

Any and all claims of medicinal value must be substantiated with reputable scientific support and may be subject to evaluation by the FDA and we may be unable to effectively market our products without proper scientific documentation.

In April 2019, outgoing FDA Commissioner Scott Gottlieb acknowledged that the FDA is considering whether to use its authority to issue regulations that would permit the marketing of CBD in foods or as dietary supplements. However, until the law changes, it is the FDA’s position that selling unapproved products with unsubstantiated therapeutic claims both violates the law and potentially puts patients at risk. Commissioner Gottlieb also asserted that it continues to be unlawful to market foods containing added CBD or THC or dietary supplements containing CBD or THC, regardless of whether the substances are hemp-derived and regardless of the claims being made. FDA takes this position based on the operation of statutory “exclusionary clauses” in the Food, Drug and Cosmetic Act related to food additives and dietary supplements. Specifically, FDA has determined that both CBD and THC, which are now active ingredients in FDA-approved drugs, were the subject of substantial clinical investigations before they were marketed as foods or dietary supplements, and due to the operation of the exclusionary clauses, FDA concludes that it is currently illegal to introduce CBD or THC into the food supply or to market these ingredients as dietary supplements.

Additional regulatory considerations that must be taken into account include the Federal Trade Commission’s regulation of unfair and deceptive product labeling and marketing, as well as state law regulation of food safety.

We are subject to risks relating to legal proceedings.

We are subject to various claims and legal actions arising in the ordinary course of its business. Any such litigation could be very costly and could distract our management from focusing on operating our business. The existence of any such litigation could harm our business, results of operations and financial condition. Results of actual and potential litigation are inherently uncertain. An unfavorable result in a legal proceeding could adversely affect our reputation, financial condition and operating results.

We will be subject to the U.S. Foreign Corrupt Practices Act and other anti-corruption laws, as well as export control laws, customs laws, sanctions laws and other laws governing our anticipated operations. If we fail to comply with these laws, we could be subject to civil or criminal penalties, other remedial measures, and legal expenses, which could adversely affect our business, results of operations and financial condition.

Our operations, if initiated, will be subject to certain anti-corruption laws, including the U.S. Foreign Corrupt Practices Act (“FCPA”), and other anti-corruption laws that apply in countries where we do business. The FCPA and other anti-corruption laws generally prohibit us and our employees and intermediaries from bribing, being bribed or making other prohibited payments to government officials or other persons to obtain or retain business or gain some other business advantage. We and our commercial partners operate in a number of jurisdictions that pose a high risk of potential FCPA violations and we participate in collaborations and relationships with third parties whose actions could potentially subject us to liability under the FCPA or local anti-corruption laws. In addition, we cannot predict the nature, scope or effect of future regulatory requirements to which our international operations might be subject or the manner in which existing laws might be administered or interpreted.

We also anticipate becoming subject to other laws and regulations governing our international operations, including regulations administered in the U.S. and in the EU, including applicable export control regulations, economic sanctions on countries and persons, customs requirements and currency exchange regulations (collectively, “Trade Control Laws”).

There can be no assurance that we will be completely effective in ensuring our compliance with all applicable anticorruption laws, including the FCPA or other legal requirements, such as Trade Control Laws. Any investigation of potential violations of the FCPA, other anti-corruption laws or Trade Control Laws by U.S., EU or other authorities could have an adverse impact on our reputation, our business, results of operations and financial condition. Furthermore, should we be found not to be in compliance with the FCPA, other anti-corruption laws or Trade Control Laws, we may be subject to criminal and civil penalties, disgorgement and other sanctions and remedial measures, as well as the accompanying legal expenses, any of which could have a material adverse effect on our reputation and liquidity, as well as on our business, results of operations and financial condition.

The U.S. laws pertaining to the importation and exportation of hemp-based products may adversely affect our ability to fully implement our business plan.

In the United States today the U.S. Customs Service has a “zero tolerance standard” for the importation of industrial hemp. What this means is that a product cannot have any potentially dangerous substances contained in it or it will be considered adulterated and unfit for human consumption, and thus illegal to possess or use per U.S. Federal Law. In 2001 the DEA elaborated on this and clarified that any product with any quantity of THC in it at all cannot be imported into the United States. Since no hemp based products containing THC are legally permitted in the United States such products with THC are not allowed to be exported out of the United States either. Because of the strict laws that exist with the U.S. importation and exportation of industrial hemp products our business could be adversely affected. In addition, we have no system in place for evaluating THC levels in our products prior to delivery.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the business of distributing or reselling hemp-based products for personal use or consumption. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

We and our customers may have difficulty accessing the service of banks, which may make it difficult to sell our products and services.

Since the use of cannabis is illegal under federal law, federally chartered banks will not accept for deposit funds from businesses involved with cannabis, even if the end product is non-psychoactive CBD. Consequently, businesses involved in the cannabis industry often have trouble finding a bank willing to accept their business. The inability to open bank accounts may make it difficult for our customers to operate. There does appears to be recent movement to allow state-chartered banks and credit unions to provide banking to the industry, but as of the date of this report there are only nominal entities that have been formed that offer these services. Further, in a February 6, 2018, Forbes article, United States Secretary of the Treasury, Steven Mnuchin, is reported to have testified that his department is “reviewing the existing guidance.” But he clarified that he doesn’t want to rescind it without having an alternate policy in place to address public safety concerns.

Financial transactions involving proceeds generated by cannabis-related conduct can form the basis for prosecution under the federal money laundering statutes, unlicensed money transmitter statute and the U.S. Bank Secrecy Act. Despite guidance from the U.S. Department of the Treasury suggesting it may be possible for financial institutions to provide services to cannabis-related businesses consistent with their obligations under the Bank Secrecy Act, banks remain hesitant to offer banking services to cannabis-related businesses. Consequently, those businesses involved in the cannabis industry continue to encounter difficulty establishing banking relationships. Our inability to maintain our current bank accounts would make it difficult for us to operate our business, increase our operating costs, and pose additional operational, logistical and security challenges and could result in our inability to implement our business plan. Similarly, many of our customers are directly involved in cannabis sales and further restriction to their ability to access banking services may make it difficult for them to purchase our products, which could have a material adverse effect on our business, financial condition and results of operations.

We are subject to certain federal regulations relating to cash reporting.

The Bank Secrecy Act, enforced by FinCEN, requires us to report currency transactions in excess of $10,000, including identification of the customer by name and social security number, to the IRS. This regulation also requires us to report certain suspicious activity, including any transaction that exceeds $5,000 that we know, suspect or have reason to believe involves funds from illegal activity or is designed to evade federal regulations or reporting requirements and to verify sources of funds. Substantial penalties can be imposed against us if we fail to comply with this regulation. If we fail to comply with these laws and regulations, the imposition of a substantial penalty could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to certain tax risks and treatments that could negatively impact our results of operations.

Section 280E of the Internal Revenue Code, as amended, prohibits businesses from deducting certain expenses associated with trafficking controlled substances (within the meaning of Schedule I and II of the Controlled Substances Act). The IRS has invoked Section 280E in tax audits against various cannabis businesses in the U.S. that are permitted under applicable state laws. Although the IRS issued a clarification allowing the deduction of certain expenses, the scope of such items is interpreted very narrowly and the bulk of operating costs and general administrative costs are not permitted to be deducted. While there are currently several pending cases before various administrative and federal courts challenging these restrictions, there is no guarantee that these courts will issue an interpretation of Section 280E favorable to cannabis businesses.

Risks Related to the Securities Markets and Ownership of our Equity Securities

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC Pink Sheets, meaning that the number of persons interested in purchasing our shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

The market price for the Common Stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of revenue, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of Common Stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. Because of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our inventory of games; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

●	our ability to integrate operations, technology, products and services;

●	our ability to execute our business plan;

●	operating results below expectations;

●	our issuance of additional securities, including debt or equity or a combination thereof;

●	announcements of technological innovations or new products by us or our competitors;

●	loss of any strategic relationship;

●	industry developments, including, without limitation, changes in healthcare policies or practices;

●	economic and other external factors;

●	period-to-period fluctuations in our financial results; and

●	whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 10,000,000,000 shares of Common Stock. We have issued and outstanding, as of the date of this prospectus, 351,034,387 shares of Common Stock. Our board may generally issue shares of Common Stock, preferred stock or options or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of Common Stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

Anti-takeover provisions may impede the acquisition of our company.

Certain provisions of the Wyoming General Statutes have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Our Common Stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common Stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933 holders of restricted shares, may avail themselves of certain exemption from registration is the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registered the restricted stock. Currently, the Company has no plans of filing a registration statement with the Commission.

Securities analysts may elect not to report on our Common Stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our Common Stock, and securities analysts may not elect not to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our Common Stock. If securities analysts do not cover our Common Stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our Common Stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our Common Stock.

We have not paid cash dividends in the past and do not expect to pay cash dividends in the foreseeable future. Any return on investment may be limited to the value of our Common Stock.

We have never paid cash dividends on our capital stock and do not anticipate paying cash dividends on our capital stock in the foreseeable future. The payment of dividends on our capital stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as the board of directors may consider relevant. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if the Common Stock price appreciates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements under the “Summary,” “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections of this Offering Circular.  In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described under “Risk Factors.”

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this Offering Circular describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this Offering Circular to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:

●	our business’ strategies and investment policies;

●	our business’ financing plans and the availability of capital;

●	potential growth opportunities available to our business;

●	the risks associated with potential acquisitions by us;

●	the recruitment and retention of our officers and employees;

●	our expected levels of compensation;

●	the effects of competition on our business; and

●	the impact of future legislation and regulatory changes on our business.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Offering Circular.

USE OF PROCEEDS

The following Use of Proceeds is based on estimates made by management. The Company planned the Use of Proceeds after deducting estimated offering expenses estimated to be $. Management prepared the milestones based on three levels of offering raise success: 25% of the Maximum Offering proceeds raised ($750,000), 50% of the Maximum Offering proceeds raised ($1,500,000), 75% of the Maximum Offering proceeds raised ($2,250,000) and the Maximum Offering proceeds raised of $ $3,000,000 through the offering. The costs associated with operating as a public company are included in all our budgeted scenarios and management is responsible for the preparation of the required documents to keep the costs to a minimum.

Although we have no minimum offering, we have calculated used of proceeds such that if we raise 25% of the offering is budgeted to sustain operations for a twelve-month period. 25% of the Maximum Offering is sufficient to keep the Company current with its public listing status costs with prudently budgeted funds remaining which will be sufficient to complete the development of our marketing package. If the Company were to raise 50% of the Maximum Offering, then we would be able to expand our marketing outside the US. Raising the Maximum Offering will enable the Company to implement our full business. If we begin to generate profits, we plan to increase our marketing and sales activity accordingly.

The Company intends to use the proceeds from this offering as follows:

	If 25% of the Offering is Raised	If 50% of the Offering is Raised	If 75% of the Offering is Raised	If 100% of the Offering is Raised
Net Proceeds	$725,000	1,475,000	2,225,000	$2,975,000
Costs of the Offering	$25,000	$25,000	$25,000	$25,000
Manufacturing and Storage Space Build-Out	$65,000	$120,000	$187,000	$250,000
Extraction Equipment	$135,000	$275,000	$412,000	$550,000
Refining Equipment	$80,000	$162,500	$243,000	$325,000
Alarm & Security System, Monitoring - Video & Camera System, Computer System	$40,000	$87,500	$131,000	$175,000
Direct Costs	$105,000	$212,500	$318,000	$425,000
Initial & General Costs	$65,000	$137,500	$206,000	$275,000
Operating Expenses	$65,000	$125,000	$187,000	$250,000
Marketing & Sales Expenses	$75,000	$150,000	$225,000	$300,000
Salaries & Benefits	$80,000	$135,000	$206,000	$275,000
Working Capital	$40,000	$70,000	$110,000	$150,000
TOTAL	$750,000	$1,500,000	$2,250,000	$3,000,000

DIVIDEND POLICY

We have not declared or paid any dividends on our Common Stock. We intend to retain earnings for use in our operations and to finance our business. Any change in our dividend policy is within the discretion of our board of directors and will depend, among other things, on our earnings, debt service and capital requirements, restrictions in financing agreements, if any, business conditions, legal restrictions and other factors that our board of directors deems relevant.

DILUTION

Purchasers of our Common Stock in this offering will experience an immediate dilution of net tangible book value per share from the public offering price.  Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of Common Stock and the net tangible book value per share immediately after this offering.

The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing Common Stock based on the foregoing minimum and maximum offering assumptions based on an offering price of $0.005 per share. The numbers are based on the total issued and outstanding shares of Common Stock as of March 31, 2019.

	25%	50.0%	75%	100%
Net Value	$1,025,665.00	$1,775,665.00	$2,525,665.00	$3,275,665.00
# Total Shares	7,851,034,387	15,351,034,387	22,851,034,387	30,351,034,387
Net Book Value Per Share	$0.0001	$0.0001	$0.0001	$0.0001
Increase in NBV/Share	$(0.0007)	$(0.0007)	$(0.0007)	$(0.0007)
Dilution to new shareholders	$0.0049	$0.0049	$0.0049	$0.0049
Percentage Dilution to New	97.39%	97.69%	97.79%	97.84%

The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing Common Stock based on the foregoing minimum and maximum offering assumptions based on an offering price of $0.10 per share. The numbers are based on the total issued and outstanding shares of Common Stock as of March 31, 2019.

	25%	50.0%	75%	100%
Net Value	$1,025,665.00	$1,775,665.00	$2,525,665.00	$3,275,665.00
# Total Shares	7,851,034,387	15,351,034,387	22,851,034,387	30,351,034,387
Net Book Value Per Share	$0.0001	$0.0001	$0.0001	$0.0001
Increase in NBV/Share	$(0.0007)	$(0.0007)	$(0.0007)	$(0.0007)
Dilution to new shareholders	$0.0999	$0.0999	$0.0999	$0.0999
Percentage Dilution to New	99.87%	99.88%	99.89%	99.89%

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the unaudited financial statements and the notes thereto of the Company included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

Overview

In December 2017, DNA Interactive Games Limited (DNAL), a subsidiary of DNA Dynamics (DNAD), Inc. acquired a patent covering the transactions of BitCoin currency for ATM devices. DNAL acquired the patent for a down payment of $50,000 with a further $200,000 due over a period of four years. Within three months of this acquisition, DNAL was approached by a buyer looking to pay substantially more than was originally paid and DNAL agreed to sell the patent. The proceed of this sale were to cover the development and operations of the company’s new direction which was the development of a skills-based sports gaming App named ‘MatchSkillz’. The buyer defaulted on payments and the funding of the game stuttered and, in October 2018 the Board voted to change direction and look for new capital in the ‘Hemp Production’ business. In order to facilitate this, the Board decided they needed to remove the existing debt from the balance sheet to make the company’s finances more stable and to file for a Reg A in order to bring in additional capital.

Results of Operations

The following is management’s discussion for the year ended December 31, 2018 as compared to the year ended December 31, 2017, as well as the for the three month periods ending March 31, 2019 and March 31, 2018

Revenues

The Company generated net revenues of $0 for the year ended December 31, 2018 as compared to the year ended December 31, 2017, respectively.

The Company did not generate any revenues for either the period ended March 31, 2019 or March 31, 2018.

Operating Expenses

Our operating expenses were $354,362 for the year ended December 31, 2018 as compared to $51,803 for the year ended December 31, 2017. Our cost of sales in the future will consist principally of professional and consulting fees.

Our operating expenses were $46,895 for the three months ended March 31, 2019 as compared to $115,604 for the three months ended March 31, 2018. The reduction in operating expenses was mostly attributed to a reduction in general and administrative costs.

Professional and Consulting Fees

Professional and consulting fees were $254,943 and $1,163 for the years ended December 31, 2018 and 2017, respectively. We anticipate that professional fees will increase in future periods as we scale up our operations.

Professional and consulting fees were $46,000 and $57,409 for the three months ended March 31, 2019 and 2018, respectively.

Other Selling, General and Administrative Expenses

Other selling, general and administrative expenses were $99,419 and $540 for the years ended December 31, 2018 and 2017, respectively. We anticipate that SG&A expenses will increase commensurate with an increase in our operations.

General and administrative costs decreased from $115,604 for the three months ended March 31, 2018 to $895 for the three months ended March 31, 2019. We expect that general and administrative costs to increase substantial upon implementation of our new business plan.

General and administrative expenses are comprised of administrative wages and benefits; occupancy and office expenses; outside legal, accounting and other professional fees; travel and other miscellaneous office and administrative expenses. Selling and marketing expenses include selling/marketing wages and benefits, advertising and promotional expenses, as well as travel and other miscellaneous related expenses.

Loss from Operations

Losses from Operations totaled $354,362 for the year ended December 31, 2018 and $51,803 for the year ended December 31, 2017.

Losses from Operations totaled $46,895 for the three months ended March 31, 2019 and $115,604 for the three months ended March 31, 2018.

Other Income (Expenses)

The Company had net other expenses of $76,663 for the year ended December 31, 2018 compared to $198,749 for the year ended December 31, 2017. We received income from the sale of a patent totaling $187,500 for the year ended December 31, 2018. Other expenses incurred were comprised of interest expenses related to notes payable in the amount of $132,290 and $64,881, as well as the amortization expenses of $131,843 and $133,868, during the years ended December 31, 2018 and 2017, respectively.

Net other expenses for the three-month period ended March 31, 2019 were $67,204 compared to $12,192 for the three months ended March 31, 2018. The increase in other expenses is mostly due to an increase in interest expenses.

Net Loss

During the years ended December 31, 2018 and 2017, the Company recorded a net loss of $430,995 and $250, respectively.

During the three months ended March 31, 2019 and 2018, the Company record a net loss of $114,099 and $127,796, respectively.

Because we have incurred losses, income tax expenses are immaterial. No tax benefits have been booked related to operating loss carryforwards, given our uncertainty of being able to utilize such loss carryforwards in future years. We anticipate incurring additional losses during the coming year.

Operating Activities

For the years ended December 31, 2018 and 2017, respectively, we used $133,797 and $1,203 of net cash in operating activities, respectively. Non-cash adjustments for the years ended December 31, 2018 and 2017, respectively included $131,843 and 133,868, respectively, from amortization expense; $45,526 and $1,638, respectively, for accounts payable; and $147,329 and $65,103, respectively, in accrued expenses.

For the three months ended March 31, 2019 and 2019 the Company used $(1,884) and $63,534 in operating expenses. The reduction in cash used in operating expenses was namely due to a gain on settlement of debt.

Investing Activities

For the years ended December 31, 2018 and 2017, respectively, we used $0 in investment activities.

For the three months ended March 31, 2019 and 2018 we used $0 in investing activities.

Financing Activities

For the years ended December 31, 2018 and 2017, respectively, we received $73,800 and $61,200 from financing activities directly in proceeds from notes payable.

For the three months ended March 31, 2018 and 2017, respectively, we received $0 and $8,500 from financing activities.

Related Party Transactions

No related party transactions other than management contracts.

Going Concern

The Company sustained continued operating losses during the years ended December 31, 2018 and 2017. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, in which it has not been successful, and/or obtaining additional financing from its shareholders or other sources, as may be required.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Management is endeavoring to increase revenue-generating operations. While priority is on generating cash from operations through the sale of the Company’s products, management is also seeking to raise additional working capital through various financing sources, including the sale of the Company’s equity and/or debt securities, which may not be available on commercially reasonable terms if at all. If such financing is not available on satisfactory terms, we may be unable to continue our business as desired and our operating results will be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us and/or our stockholders. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing stockholders will be reduced, and the new equity securities may have rights, preferences or privileges senior to those of the current holders of our common stock.

Liquidity and Capital Resources

As of November 30, 2018, our primary source of liquidity consisted of $27,500 in prepaid expenses. We hold our cash reserves in a major United States bank. Since inception, we have financed our operations through a combination of short and long-term loans, and through the private placement of our common stock.

We have sustained significant net losses which have resulted in an accumulated deficit at December 31, 2018 of $1,267,570, which raises doubt about our ability to continue as a going concern. We sustained significant net losses which resulted in an accumulated deficit at December 31, 2017 of $836,575. We generated a net loss for the year ended December 31, 2018 of $430,995 and a net loss of $250,552 for the year ended December 31, 2017. Without additional revenues, working capital loans, or equity investment, there is substantial doubt as to our ability to continue operations.

We believe these conditions have resulted from the inherent risks associated with small public companies. Such risks include, but are not limited to, the ability to (i) generate revenues and sales of our products and services at levels sufficient to cover our costs and provide a return for investors, (ii) attract additional capital in order to finance growth, and (iii) successfully compete with other comparable companies having financial, production and marketing resources significantly greater than those of the Company.

We believe that our capital resources are insufficient for ongoing operations, with minimal current cash reserves, particularly given the resources necessary to expand our multi-media entertainment business. We will likely require considerable amounts of financing to make any significant advancement in our business strategy. There is presently no agreement in place that will guarantee financing for our Company, and we cannot assure you that we will be able to raise any additional funds, or that such funds will be available on acceptable terms. Funds raised through future equity financing will likely be substantially dilutive to current shareholders. Lack of additional funds will materially affect our Company and our business and may cause us to substantially curtail or even cease operations. Consequently, you could incur a loss of your entire investment in the Company.

Unregistered Sales of Equity Securities and Use of Proceeds

During the year ended December 31, 2017, the Company issued 159,041,191 shares of common stock for the conversion of notes payable and accrued interest in the amount of $75,686.

With respect to the transactions noted above, each of the recipients of securities of the Company was an accredited investor, or is considered by the Company to be a “sophisticated person”, inasmuch as each of them has such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of receiving securities of the Company. No solicitation was made, and no underwriting discounts were given or paid in connection with these transactions. The Company believes that the issuance of its securities as described above was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

Critical Accounting Policies and Estimates

Our financial statements and related public financial information are based on the application of generally accepted accounting principles in the United States (“GAAP”). GAAP requires the use of estimates, assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 2 of our financial statements included in our Decmeber 31, 2018 Form 10-K. While all of these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause a material effect on our results of operations, financial position or liquidity for the periods presented in this report.

We recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

Use of estimates

The preparation of the unaudited financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates during the year ended December 31, 2018 and the quarter ended March 31, 2019 include the useful lives of website development cost, beneficial conversion of convertible notes payable, the valuation of derivative liabilities and the valuation of stock-based compensation.

Revenue recognition

The Company follows ASC 605-10 “Revenue Recognition” and recognizes revenue when all the conditions for revenue recognition are met: (i) persuasive evidence of an arrangement exists, (ii) collection of the fee is probable, (iii) the sales price is fixed and determinable and (iv) services have been rendered.

The Company reports its revenue at gross amounts in accordance with ASC 605-45 “Principal Agent Considerations” because it is responsible for fulfillment of the service, has substantial latitude in setting price, assumes the credit risk and it is responsible for the payment of all obligations incurred for legal and debt collection fees. The Company bears the credit risks if it does not collect the settlement fees and will be responsible to pay for fees including, but not limited to, court filing fees, collection fees, travel costs, deposition reporter, video, and transcript fees, expert fees and expenses, investigation costs, messenger and process service fees, computer-assisted legal research fees, document duplication and/or imaging expenses, electronic-data vendor fees, and any fees or costs that a court may order to pay to a party or third party.

Derivative Liabilities

The Company follows the provisions of FASB ASC Topic No. 815-40, “Derivatives and Hedging - Contracts in an Entity’s Own Stock”, for the embedded conversion options that were accounted for as derivative liabilities at the date of issuance and adjusted to fair value through earnings at each reporting date. In accordance with ASC 815, the Company has bifurcated the conversion feature of the convertible Debentures, along with any free-standing derivative instruments and recorded derivative liabilities on their issuance date. The Company uses the Black-Scholes model to value the derivative liabilities.

Legal Matters

As of June 20, 2019, all legal matters were resolved or inexistent.

BUSINESS

This Prospectus includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this Prospectus, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Company Overview

In December 2017, DNA Interactive Games Limited (DNAL), a subsidiary of DNA Dynamics (DNAD), Inc. acquired a patent covering the transactions of BitCoin currency for ATM devices. DNAL acquired the patent for a down payment of $50,000 with a further $200,000 due over a period of four years. Within three months of this acquisition, DNAL was approached by a buyer looking to pay substantially more than was originally paid and DNAL agreed to sell the patent. The proceed of this sale were to cover the development and operations of the company’s new direction which was the development of a skills-based sports gaming App named ‘MatchSkillz’. The buyer defaulted on payments and the funding of the game stuttered and, in October 2018 the Board voted to change direction and look for new capital in the ‘Hemp Production’ business. In order to facilitate this, the Board decided they needed to remove the existing debt from the balance sheet to make the company’s finances more stable and to file for a Reg A in order to bring in additional capital.

Company History

The Company was founded in Delaware as Multi-Tech Corp. The Company changed its name to DNA Dynamics in August 2006. We traditionally derived our revenue from two aspects of our business: (1) the development and publication of games and related applications based upon our own proprietary intellectual property and (2) the development of games and related applications to be marketed by third parties based upon intellectual property that we license from third parties. In July 2017, Carl Grant was appointed CEO of the Company.

In December 2017, DNA Interactive Games Limited (DNAL), a subsidiary of DNA Dynamics (DNAD), Inc. acquired a patent covering the transactions of BitCoin currency for ATM devices. DNAL acquired the patent for a down payment of $50,000 with a further $200,000 due over a period of four years. Within three months of this acquisition, DNAL was approached by a buyer looking to pay substantially more than was originally paid and DNAL agreed to sell the patent. The proceed of this sale were to cover the development and operations of the company’s new direction which was the development of a skills-based sports gaming App named ‘MatchSkillz’.

On March 13, 2018, the Company, through its UK Subsidiary, DNA Interactive Games Limited, sold its BitCoin ATM Patent (“Patent”) for $312,500 to Bitcoin ATM Patent, LLC, an investment group formed to acquire this foundational patent. Pursuant to the terms of the patent assignment, an initial deposit of $150,000 was due at signing, and the remaining $162,500 due on June 15, 2018. During the quarter ended March 31, 2018, the Company received $37,500 as payment on the agreement, and an additional $125,000 was received by the Company subsequent to March 31, 2018. Acquired in January 2018, the Patent covered Bitcoin transactions via ATM. The buyer of the patent subsequently defaulted on their payments and a new timeline for payment is being agreed. The Company renegotiated terms with the buyer and DNA Interactive Games limited now owns a position in the buyer’s corporation as well as, should payment not be made before Dec 31st, 2018, a Board Seat. DNA Interactive Limited now also will receive 20% of the revenue collected from the Patent until such a time as the final payment is made.

Contemporaneous with the sale of the Patent, the Company formed Blockchain DNA, LLC, a Florida limited liability company, and wholly-owned subsidiary, was incorporated. In June 2018, the Company contracted the services of Michael Latjay, an expert in monetizing technology as its first step to building a successful Board.

In August 2018, the Company contracted the services of Greg Trautman to further enhance the Board and facilitate a successful launch of their Match Skillz game.

On July 20, 2018, the buyer for the DNAL BitCoin patent defaulted on payments and the funding of the game stuttered. In October 2018 the Board voted to change direction and look for new capital in the ‘Hemp Production’ business. In order to facilitate this, the Board decided they needed to remove the existing debt from the balance sheet to make the company’s finances more stable and to file for a Reg A in order to bring in additional capital.

In November 2018, DNAD retained the services of Security Counsel, William Eilers, Esq. who is a ‘Reg A’ specialist with a view to a raise capital to sufficiently capitalize the business through 2019.

On November 26, 2018, OTC Markets wrote to Sun Kissed Industries, Inc., f/k/a DNA Dynamics, Inc. concerned with some third-party promotion that was occurring via Twitter and placed a 30 day ‘CaveatEmptor’ sign on the stock. Legal Counsel to the company liaised with OTC confirming that company had no knowledge or involvement in this activity and OTC confirmed that the sign is due to be removed on, or around, 24thDecember 2018. This is a temporary restriction that should not affect the company in any way after its removal.

Our Strategy

The Company is trying to diversify its entry into hemp production and CBD extraction by developing a network of third party growers, processors, distributers while pursuing options to establish an industrial-scale hemp operation, utilizing the industry knowledge gleaned through third-party contracts, professional consultants, and potential acquisition targets to source the seed, grown hemp, press the CBD oil and be in a position to fully exploit our currently developing distribution channels. This will all occur under its brand “Sun Kissed Hemp.”

Recent Updates to our Business Strategy

In October 2018 the Board voted to change direction and look for new capital in the ‘Hemp Production’ business. In order to facilitate this, the Board decided they needed to remove the existing debt from the balance sheet to make the company’s finances more stable and to file for a Reg A in order to bring in additional capital.

12-Month Plan of Operation

Upon the successful completion of our offering, we plan to purchase or lease a plot of land, and acquire the equipment, personnel, and seeds to grow and harvest hemp on an industrial scale. Contemporaneously we will work to recruit in experts in the field as well as scout potential acquisitions of experienced firms to help extract the oil, distil and distribute under the name Sun Kissed Hemp.

Industry Overview

Cannabidiol (CBD) is one of the numerous compounds found in the cannabis plant. CBD oil can be obtained from two different species of cannabinoids: marijuana and hemp, which come from the same plant species called Cannabis sativa. Hemp-based CBD oil products have a lower delta-9 tetrahydrocannabinol (THC) concentration, while marijuana-derived CBD oil products have a relatively high concentration of THC. Therefore, marijuana-based CBD products can be used only when they are prescribed by doctors while hemp-based CBD oils do not normally require a prescription.

The U.S. market for CBD products hit $367 million in 2017 – including both hemp and marijuana-derived sources – while the hemp CBD market has reached an estimated retail value of $190 million. In 2018, hemp-derived CBD products sales accounted for about $390 million.

Hemp legalization and new methods of CBD oil extraction with a growing number of various CBD infused products available in mainstream markets will lead to an increase in consumer spending on CBD products.

The North America legal cannabis market amounted to $12 billion in 2018, growing by 30 percent on the year. The largest market was the United States, which totaled $10.4 billion. It was followed by Canada with $1.6 billion. According to the report “The Road Map to a $57 Billion Worldwide Market” the overall cannabis market for legal adult-use and medical sales in North America to reach $24.5 billion by 2021 with the compound annual growth rate (CAGR) to almost 28%.vAt present, hemp is cultivated for commercial or research purposes in at least 47 countries.

In June 2018, the U.S. Senate passed its 2018 Farm Bill, including provisions to make hemp legal for the first time since the 1930s. In December 2018, President Trump signed the bill into law. The bill removes hemp from the Controlled Substances Act, effectively legalizing the plant federally and allowing it to be grown, processed, and sold as an agricultural commodity. Individual states will be authorized to draft their own regulations governing hemp cultivation.

The latest trend in the market is growing influence of online retailing. The increasing popularity of e-commerce businesses worldwide has granted vendors with an opportunity to enhance their profit margins and revenues. E-commerce reported for nearly 15% of the global retail sales in 2017. Online and e-commerce channels support both business-to-consumer (B2C) and business-to-business (B2B) operations.

Technavio’s market analysts estimate that the global CBD oil market will grow to almost $2.7 billion by 2022 with an estimated CAGR of more than 31% (2018-2022). The North American market dominates the global CBD oil market followed by EMEA and APAC.

U.S. Market

America was the world’s leading importer of hemp, partly because federal law prohibited U.S. farmers from growing it. In June 2018, the U.S. Senate passed its 2018 Farm Bill, including provisions to make hemp legal for the first time since the 1930s. In December 2018, President Trump signed the bill into law. The bill removes hemp from the Controlled Substances Act, effectively legalizing the plant federally and allowing it to be grown, processed, and sold as an agricultural commodity. Individual states will be authorized to draft their own regulations governing hemp cultivation. CBD products produced from industrial hemp are no longer considered Schedule I substances, CBD products that come from marijuana plants with more than 0.3 percent THC are still federally illegal.

Following passage of the 2018 Farm Bill, CBD producers, in particular, will have much greater incentive to use hemp as their primary source for CBD.

Analysts predicted a 25% compound annual growth rate over the next five years with the market to go beyond the billion-dollar mark, however, after hemp legalization, legal market for CBD is forecasted to be worth more than $20 billion by 2022, according to research firm Brightfield Group.

Recent Developments

On April 24, 2019, a majority of the shareholders, on recommendation of the Board of Directors, voted to change its name to “Sun Kissed Industries, Inc..”

The shareholders also granted the Board of Directors authority to implement a reverse stock split of the Common Stock of the Company at a ratio of 8000:1.

These actions were approved by FINRA on June 3, 2019.

Government Regulation

Our business relies heavily on interpreting and complying with rules and regulations pertaining to the processing and distribution of hemp-derived CBD products. Any changes to the laws, licensing schemes or the enforcement of the same could be detrimental to our business.

Employees

We currently have no employees.

General

The Company is currently headquartered in Our principal US address is located at 885 Sanford Ave SW #41437, Grandville, MI 49418. This is a mailing address as our executive’s offices are based in the UK. We lease our UK offices on a month to month basis.

MANAGEMENT

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or he is removed from office. The Board of Directors has no nominating, auditing or compensation committees. The Board of Directors also appointed our officers in accordance with the Bylaws of the Company, and per employment agreements negotiated between the Board of Directors and the respective officer. Currently, there are no such employment agreements. Officers listed herein are employed at the whim of the Directors and state employment law, where applicable.

The name, address, age and position of our officer and director is set forth below:

Name	Age	First Year as a Director or officer	Office(s) held
Carl Grant	47	2017	CEO

The term of office of each director of the Company ends at the next annual meeting of the Company’s stockholders or when such director’s successor is elected and qualifies. No date for the next annual meeting of stockholders is specified in the Company’s bylaws or has been fixed by the Board of Directors. The term of office of each officer of the Company ends at the next annual meeting of the Company’s Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer’s successor is elected and qualifies.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services.

Biographical Information

Carl Grant our Chairman, CEO, Secretary, and Company President is a 47 year-old entrepreneur with 28 years of experience in engineering and training. He has worked in a number of high level positions in the automotive and aerospace sectors, including projects for Jaguar cars, Bentley cars, and Rolls Royce Aerospace.  His most recent experience in running micro-cap public companies is when he took over as CEO of Sun Kissed Industries, Inc., f/k/a DNA Dynamics, Inc. in July 2017. He led the company through its iterations as a bitcoin patent owner and through to its current strategy in Hemp processing. Previous experience was as President of Profitable Developments Inc, a public company that focused on exploring land banks and access to inexpensive housing for public and private rental.

Executive Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our Officers and Directors who occupied such position as of the date of this Offering Circular, for all services rendered in all capacities to us for the period for the past 2 years. The Company does not have employment agreements with any of the persons named below (and has not presently entered into such agreements with any such persons) and does not pay them a salary or other compensation at the present time. We also do not currently have any benefits, such as health or life insurance, available to our employees.

Carl Grant, our Chairman, CEO, Secretary, and Company President, has been retained through an Executive Contractor Agreement since July 17, 2017. Per the terms of this agreement, Mr. Grant is entitled to a base salary of $10,000 per month for performing all duties in his roles as President and CEO. This agreement is effective through 2023. Between January 1, 2017 and December 31, 2018, Mr. Grant has received $49,793.56 in cash payments and $100 in control preference stock.

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

As of June 18, 2019, there were no related party transactions.

PRINCIPAL STOCKHOLDERS

The following table sets forth information as to the shares of Common Stock beneficially owned as of July 8, 2019, by (i) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group.  Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of Common Stock shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, which generally means that shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. The footnotes below indicate the amount of unvested options for each person in the table. None of these unvested options vest within 60 days of the date hereof.

Shareholder	Class of Stock	No. of Shares	% of Class	Voting Rights	% of Voting Rights	% Voting Rights After Offering (Low Range)(1)	% Voting Rights Post Offering (High Range)(2)
Carl Grant	Series A Preferred (3)	10,000,000	100	1,404,137,548	80.00	80.00	80.00
	Common	350,000,000	99.7	350,000,000	19.94	18.37	7.36
All Officers and Directors				1,754,137,548	99.94	98.37	87.35

ALL BENEFICIAL OWNERS				1,754,137,548	99.94	98.37	87.35

(1)	Based on the successful sale of 30,000,000 shares at a price of $0.10 per share.

(2)	Based on the successful sale of our maximum offering 600,000,000 shares at a rate of $0.005 per share.

(3)	The Series A Preferred Shares have voting rights, collectively, equal to 4 times the total voting rights at the time of a given vote.

DESCRIPTION OF CAPITAL

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to our articles of incorporation, as amended and our bylaws, as amended, which are included as exhibits to the registration statement of which this Offering Circular forms a part.

Common Stock

We are authorized to issue up to 10,000,000,000 Shares of our Common Stock. As of June 18, 2019, we have 351,034,387 issued and outstanding.

Voting

Each holder of our Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the votes cast.  Cumulative voting for the election of directors is not permitted.

Dividends

Holders of our Common Stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for payment, subject to the rights of holders, if any, of our preferred stock.  Any decision to pay dividends on our Common Stock will be at the discretion of our Board of Directors. Our Board of Directors may or may not determine to declare dividends in the future.  See “Dividend Policy.”  The Board’s determination to issue dividends will depend upon our profitability and financial condition, and other factors that our Board of Directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of our Common Stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full all of our debts and after the holders of all outstanding preferred stock, if any, have received their liquidation preferences in full.

Series A Convertible Preferred Stock

We are authorized to issue up to 10,000,000 Series A Convertible Preferred Shares. As of April 18, 2019, we have 10,000,000 issued and outstanding.

Voting

The holders of Series A Preferred Shares shall be entitled to a right to vote, either together with holders of the Company’s common stock, or as a separate class of shares, on any matter upon which the shareholders of common stock of the Corporation may vote, including, but not limited to any resolutions purporting to vary any of their rights or create any class of capital stock ranking in priority to them or effect any reorganization which would disadvantage the Series A Preferred shares relative to the shares of the Company’s common stock.

Each share of Series A Preferred Stock shall have voting rights equal to four times the sum: a) all shares of Common stock issued and outstanding at the time of voting; plus b) the total number of votes of all other classes of preferred stock which are issued and outstanding at the time of voting; divided by the number of shares of Series A Preferred Stock issued and outstanding at the time of voting. In essence, the collective holdings of Series A Preferred stock shall have voting rights equal to 80% of all voting rights at any given time.

Conversion Rights

The Series A Preferred Stock is not convertible into common stock.

Liquidation Rights

Holders of Series A Preferred stock shall not be entitled to any assets of the Company in the event of a liquidation, dissolution or winding up of the corporation.

Limitations on Liability and Indemnification of Officers and Directors

Wyoming law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors.  Our articles of incorporation and bylaws include provisions that eliminate, to the extent allowable under Wyoming law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be.  Our articles of incorporation and bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Wyoming law.  We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities.  We currently maintain directors’ and officers’ insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

There is currently no pending litigation or proceeding involving any of directors, officers or employees for which indemnification is sought.

Transfer Agent

The transfer agent for our Common Stock is Action Stock Transfer, located at 2469 E. Fort Union Blvd, Suite 214, Salt Lake City, UT 84121.

SHARE ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our Common Stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.  We are unable to estimate the number of shares of Common Stock that may be sold in the future.

Upon the successful completion of this offering, we will have 351,034,387 outstanding shares of Common Stock if we complete the maximum offering hereunder.  All of the shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by one of our affiliates as that term is defined in Rule 144 under the Securities Act, which generally includes directors, officers or 5% stockholders.

Rule 144

Shares of our Common Stock held by any of our affiliates, as that term is defined in Rule 144 of the Securities Act, may be resold only pursuant to further registration under the Securities Act or in transactions that are exempt from registration under the Securities Act. In general, under Rule 144 as currently in effect, any of our affiliates would be entitled to sell, without further registration, within any three-month period a number of shares that does not exceed the greater of:

●	1% of the number of shares of Common Stock then outstanding, which will equal about 382,742,721 shares if fully subscribed; or

●	the average weekly trading volume of the unrestricted Common Stock during the four calendar weeks preceding the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates will also be subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

PLAN OF DISTRIBUTION

The Offering will be sold by our officers and directors.

This is a self-underwritten offering. This Offering Circular is part of an exemption under Regulation A that permits our officers and directors to sell the Shares directly to the public in those jurisdictions where the Offering Circular is approved, with no commission or other remuneration payable for any Shares sold. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. After the qualification by the Commission and acceptance by those states where the offering will occur, the Officer and Directors intends to advertise through personal contacts, telephone, and hold investment meetings in those approved jurisdictions only. We do not intend to use any mass-advertising methods such as the Internet or print media. Officers and Directors will also distribute the prospectus to potential investors at meetings, to their business associates and to his friends and relatives who are interested the Company as a possible investment, so long as the offering is an accordance with the rules and regulations governing the offering of securities in the jurisdictions where the Offering Circular has been approved. In offering the securities on our behalf, the Officers and Directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Terms of the Offering

The Company is offering on a best-efforts, self-underwritten basis a maximum of 400,000,000 shares of its Common Stock. The Company will determine a final offer price within 2 days of Qualification which shall be between $0.005 and $0.10 totaling 400,000,000 and 240,000,000 shares respectively.

The Company is offering, on a best-efforts, self-underwritten basis, a maximum of 400,000,000 shares of its Common Stock at a fixed price to be determined upon qualification of the Form 1-A filing. The price shall be fixed for the duration of the offering, unless an amendment is properly filed with the Commission. There is no minimum investment required from any individual investor. The shares are intended to be sold directly through the efforts of our officers and directors. The shares are being offered for a period not to exceed 360 days. The offering will terminate on the earlier of: (i) the date when the sale of all shares is completed, or (ii) 360 days from the effective date of this document. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

VALIDITY OF COMMON STOCK

The validity of the securities offered hereby will be passed upon by Eilers Law Group, P.A.

EXPERTS

None

REPORTS

As a Tier 1, Regulation A filer, we are not required to file any reports.

PART III EXHIBITS

EXHIBIT INDEX

Date of File
2.1	Certificate of Incorporation	7/01/81
2.2	Certificate of Amendment	1/05/82
2.3	Certificate of Amendment	12/6/83
2.4	Certificate for Renewal and Revival of Charter	5/16/06
2.5	Certificate of Resignation of Registered Agent	8/31/07
2.6	Certificate for Renewal and Revival of Charter	1/31/08
2.7	Certificate of Amendment	8/04/08
2.8	Certificate for Renewal and Revival of Charter	12/14/10
2.9	Restated Certificate of Incorporation	12/16/10
2.10	Certificate of Amendment	3/28/11
2.11	Restated Certificate of Incorporation	1/17/18
2.12	Certificate of Re-Domestication to Wyoming	4/13/18
2.13	Foreign Profit Corporation Articles of Continuance	4/13/18
2.14	Articles of Amendment	4/13/18
2.15	Certificate of Merger of Domestic Corporation to Foreign Corporation	10/23/18
2.18	Articles of Amendment, Increase Authorized	12/06/18
4.1	Subscription Agreement	Herewith
11.1	Consent of Eilers Law Group, P.A. (Included in 12.1)
12.1	Opinion of Eilers Law Group, P.A. regarding legality of the securities covered in this Offering*	4/30/19

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Grandville, Michigan on this 8th day of July 2019.

By:	/s/ Carl Grant
Chief Executive Officer, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, and Sole Director

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

DNA DYNAMICS, INC.

BALANCE SHEETS

(Unaudited)

	March 31, 2019	December 31, 2018

ASSETS
CURRENT ASSETS

Cash and cash equivalents	$1,884	$-
Prepaid asset	14,500	27,500

Total Current Assets	16,384	27,500

OTHER ASSETS

Intangible assets, net	194,652	227,612
Goodwill	64,629	64,629

Total Other Assets	259,281	292,241

TOTAL ASSETS	$275,665	$319,741

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$120,318	$413,358
Accrued expenses	391,505	225,466
Notes payable	295,093	382,264

Total Current Liabilities	806,916	1,021,088

TOTAL LIABILITIES	806,916	1,021,088

STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred stock, $0.0001 par value; 12,000,000 shares authorized
Preferred stock designated, Series A, $0.0001 par value, 10,000,000 and 10,000,000 shares issued and outstanding, respectively	1,000	1,000
Preferred stock designated, Series B, $0.0001 par value, 1,000,000 and 1,000,000 shares issued and outstanding, respectively	100	100
Common stock, $0.0001 par value; 10,000,000,000 shares authorized, 1,034,284 and 643,081 shares issued and outstanding, respectively	103	64
Additional paid-in capital	849,215	565,059
Accumulated deficit	(1,381,669)	(1,267,570)

Total Stockholders’ Equity (Deficit)	(531,251)	(701,347)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$275,665	$319,741

The accompanying notes are an integral part of these unaudited financial statements.

DNA DYNAMICS, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended March 31,
	2019	2018

NET REVENUES	$-	$-

OPERATING EXPENSES

Professional and consulting fees	46,000	57,409
General and administrative	895	58,195

Total Operating Expenses	46,895	115,604

INCOME (LOSS) FROM OPERATIONS	(46,895)	(115,604)

OTHER INCOME (EXPENSES)

Gain on settlement of debt	246,600	-
Sale of patent	-	37,500
Amortization expense	(32,961)	(32,961)
Interest expense	(280,843)	(16,731)

Total Other Income (Expenses)	(67,204)	(12,192)

NET LOSS BEFORE INCOME TAXES	(114,099)	(127,796)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	$(114,099)	$(127,796)

The accompanying notes are an integral part of these unaudited financial statements.

DNA DYNAMICS, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

From January 1, 2018 through March 31, 2019

(Unaudited)

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance, January 1, 2018	10,000,000	$1,000	1,000,000	$100	1,149,533	$115	$219,123	$(836,575)	$(616,237)

Common stock returned to treasury	-	-	-	-	(625,000)	(63)	63	-	-

Conversion of notes payable and accrued interest	-	-	-	-	118,548	12	345,873	-	345,885

Net loss for the year ended December 31, 2017	-	-	-	-	-	-	-	(430,995)	(430,995)

Balance, December 31, 2018	10,000,000	$1,000	1,000,000	$100	643,081	$64	$565,059	$(1,267,570)	$(701,347)

Conversion of notes payable and accrued interest	-	-	-	-	391,203	39	284,156	-	284,195

Net loss for the three ended March 31, 2019	-	-	-	-	-	-	-	(114,099)	(114,099)

Balance, March 31, 2019	10,000,000	$1,000	1,000,000	$100	1,034,284	$103	$849,215	$(1,381,669)	$(531,251)

The accompanying notes are an integral part of these unaudited financial statements.

DNA DYNAMICS, INC.

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended March 31,
	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(114,099)	$(127,796)
Adjustments to reconcile net loss to net cash used by operating activities:
Amortization expense	32,960	32,961
Gain on settlement of debt	(246,600)	-
Changes in operating assets and liabilities:
Prepaid expenses	13,000	-
Accounts payable	35,780	14,500
Accrued expenses	280,843	16,801

Net Cash Provided (Used) by Operating Activities	1,884	(63,534)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from notes payable	-	8,500

Net Cash Provided by Financing Activities	-	8,500

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,884	(55,034)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-	59,997

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,884	$4,963

SUPPLEMENTAL CASH FLOW INFORMATION

Cash Payments For:
Interest	$-	$-
Income taxes	$-	$-

Non-cash financing activity:
Common stock issued for the conversion of debt	$284,195	$52,826
Convert accounts payable to promissory note	$82,220	$-

The accompanying notes are an integral part of these unaudited financial statements.

DNA DYNAMICS, INC.

Notes to the Financial Statements (Unaudited)

March 31, 2019

Note 1 – Organization and Description of Business

DNA Dynamics, Inc. (the “Company”) develops and publishes a portfolio of action/adventure and casual games designed to appeal to a broad cross section of the users of smartphones and tablet devices who purchase our games through direct-to-consumer digital storefronts as well as users of feature phones served by wireless carriers and other distributors. We create games based on our own original brands and intellectual property as well as third-party licensed brands. Our original games based on our own intellectual property include Margot’s Word Games, Jigsawium, Chess Crusades, and Legacy: Mystery Mansion. We currently have one game being published by a third party, Codermasters, Software Ltd based on their intellectual property, Dizzy: POTY (Prince of the Yolk Folk). Our licensed games include Warheads Medieval Tales and, Naked Gun: ICUP. Our work for hire team recently produced a major iPad Port from an internationally recognized brand.

Note 2 – Significant Accounting Policies

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The following policies are considered to be significant.

Accounting Method

The Company recognizes income and expenses based on the accrual method of accounting. The Company has elected a calendar year-end.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and short-term highly liquid investments purchased with original maturities of three months or less. Cash and cash equivalents at March 31, 2019 and December 31, 2018 were $1,884 and $-0-, respectively.

Revenue Recognition

Product sales were solely derived from the sale of games developed by the Company. The Company recognizes revenue using four basic criteria that must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured, which is typically after receipt of payment and delivery, net of any credit card charge-backs and refunds. Determination of criteria (3) and (4) are based on management’s judgment regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Advertising Costs

Advertising costs, which were not material for the periods presented, are expensed as incurred.

Stock Based Compensation

The Company accounts for its stock based compensation using the fair value based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. This guidance establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

DNA DYNAMICS, INC.

Notes to the Financial Statements (Unaudited)

March 31, 2019

Income Taxes

The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Note 3 – Going Concern

As shown in the accompanying financial statements, the Company has incurred continuous losses from operations, has an accumulated deficit of $1,381,669, has a negative working capital of $790,532 and has cash on hand of $1,884 as of March 31, 2019, and has generated minimal revenues to date. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is currently seeking additional sources of capital to fund short term operations through debt or equity investments. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Prepaid asset

On November 5, 2018, the Company issued a promissory note in the principal amount of $45,000. The note contained an original issue discount of $7,500. Attorney fees of $10,000 were also paid from the proceeds of the note. The remaining $27,500 was recorded as a prepaid asset as of December 31, 2018. During the three months ended March 31, 2019, $13,000 was received as part of the promissory note, reducing the prepaid asset amount to $14,500 as of March 31, 2019.

Note 5 – Intangible Assets

Intangible assets consist of intellectual property on the games and technology developed by the Company. These are all games that are released for the Android or the Apple platforms. The original values of the intangible assets of $896,950 are being amortized at a rate of 15% per year. During the three months ended March 31, 2019 and 2018, the Company recorded amortization expense of $32,961 and $32,961, respectively. As of March 31, 2019 and 2018, the Company had recorded a total of $702,298 and $570,456, respectively, in accumulated amortization.

Note 6 – Goodwill

On April 12, 2011, the Company acquired Slam Productions Limited (“Slam”). Slam creates games and apps for mobile devices and handheld consoles using a proprietary Rapid Application Development tool. Slam has created over 15 games across 7 platforms in 3 years including some large TV brands and IP. Upon the acquisition of Slam, the Company recorded goodwill in the amount of $64,629. The Company analyzes goodwill at each reporting period to determine if an adjustment should be made for impairment.

DNA DYNAMICS, INC.

Notes to the Financial Statements (Unaudited)

March 31, 2019

Note 7 – Notes Payable

Notes payable consist of the following at March 31, 2019 and December 31, 2018:

	March 31,	December 31,
	2019	2018

Issued to David Lovatt, originated June 2011, unsecured $4,970 convertible promissory note, which carries a 9% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) discount of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date. During the three months ended March 31, 2019, the note was sold to a third party and converted into common stock.	$-	$4,970

Issued to David Lovatt, originated March 9, 2011, unsecured $4,975 convertible promissory note, which carries a 9% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) discount of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date. During the three months ended March 31, 2019, the note was sold to a third party and converted into common stock.	-	4,975

Issued to David Lovatt, originated August 23, 2011, unsecured $20,000 convertible promissory note, which carries a 9% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) discount of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date. During the three months ended December 31, 2018, the note was sold to a third party and converted into common stock.	-	-

Issued to David Lovatt, originated October 13, 2011, unsecured $37,238 convertible promissory note, which carries a 9% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) discount of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date. During the quarter ended March 31, 2018, $15,000 of the note was sold to a third party and converted into common stock. During the three months ended December 31, 2018, the remainder of the note was sold to a third party and converted into common stock.	-	-

Issued to Steven Mellner, originated November 7, 2011, unsecured $14,000 promissory note, which carries a 9% interest rate and matured on March 31, 2012. During the three months ended December 31, 2018, the note was sold to a third party and converted into common stock.	-	-

Issued to Louis Wolcowitz, originated November 17, 2011, unsecured $25,000 promissory note, which carries a 9% interest rate and matured on March 31, 2012. During the three months ended December 31, 2018, the note was sold to a third party and converted into common stock.	-	-

Issued to Lawrence Kolodny, originated December 1, 2011, unsecured $61,000 promissory note, which carries a 9% interest rate and matured on March 31, 2012.	61,000	61,000

Issued to David Lovatt, originated April 16, 2012, unsecured $26,500 convertible promissory note, which carries a 9% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date. During the three months ended March 31, 2019, the note was sold to a third party and converted into common stock.	-	26,500

Issued to Elliott Polatoff, originated January 1, 2015, unsecured $77,702 convertible promissory note, which carries a 9% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) discount of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date. During the three months ended March 31, 2019, the note was sold to a third party and $60,229 of the note was converted into common stock.	17,473	77,702

DNA DYNAMICS, INC.

Notes to the Financial Statements (Unaudited)

March 31, 2019

Issued to John D. Thomas, P.C., originated January 1, 2015, unsecured $219,544 convertible promissory note, which carries a 9% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) discount of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date. Between November 1, 2017 and September 30, 2018, $62,827 of the note was sold to a third party and converted into common stock. During the nine months ended September 30, 2018, $84,000 of the note was converted into common stock. During the three months ended March 31, 2019, the remainder of the note was converted into common stock.	-	72,717

Issued to Green Light Developments, LLC, originated February 9, 2018, unsecured $69,700 convertible promissory note, which carries a 8% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) discount of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date.	69,700	69,700

Issued to Green Light Developments, LLC, originated April 4, 2018, unsecured $1,600 convertible promissory note, which carries a 8% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) discount of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date.	1,600	1,600

Issued to Green Light Developments, LLC, originated August 6, 2018, unsecured $10,000 convertible promissory note, which carries a 8% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) discount of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date.	10,000	10,000

Issued to Green Light Developments, LLC, originated November 17, 2018, unsecured $6,100 convertible promissory note, which carries a 8% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) discount of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date.	6,100	6,100

Issued to Fidelis Capital, LLC, originated November 5, 2018, unsecured $45,000 convertible promissory note, which carries a 12% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) discount of the lowest closing price of the Company’s common stock for the twenty five (25) trading days prior to the conversion date.	45,000	45,000

Issued to Green Light Developments, LLC, originated March 29, 2019, unsecured $82,220 convertible promissory note, which carries a 9% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) discount of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date. This note was issued to satisfy accounts payable due to Green Light Developments, LLC for consulting services.	82,220	-

Note payable to a an entity, non-interest bearing, due on demand	2,000	2,000

Notes Payable	295,093	382,264
Less: current maturities of notes payable	(295,093)	(382,264)
Long term convertible debenture	$-	$-

The Company recognized interest expense in the amount of $280,843 and $16,731 for the three months ended March 31, 2019 and 2018, respectively, related to the notes payable above. The increase in interest expense is due to default provisions included in the promissory note agreements. Accrued interest due on the promissory notes was $384,141 and $218,104 as of March 31, 2019 and December 31, 2018, respectively.

DNA DYNAMICS, INC.

Notes to the Financial Statements (Unaudited)

March 31, 2019

Note 8 – Changes in Stockholders’ Equity (Deficit)

Authorized and Outstanding Shares, Common Stock

The Company is authorized to issue 10,000,000,000 shares of $0.0001 par value common stock. Effective June 3, 2019, the Company effectuated a 1 share for 8,000 shares reverse stock split which reduced the number of outstanding shares of common stock. All references to common stock have been adjusted to reflect the reverse stock split. As of March 31, 2019 and December 31, 2018, the number of shares issued and outstanding were 1,034,284 and 643,081, respectively.

Authorized and Outstanding Shares, Preferred Stock

The Company is authorized to issue 12,000,000 shares of $0.0001 par value preferred stock. As of March 31, 2019 and December 31, 2018, 10,000,000 shares of Series A Preferred Stock were issued and outstanding. As of March 31, 2019 and December 31, 2018, 1,000,000 shares of Series B Preferred Stock were issued and outstanding.

Common Stock Issuances for the Three Months Ending March 31, 2019

During the three months ended March 31, 2019, the Company issued 391,203 shares of common stock for the conversion of notes payable and accrued interest in the amount of $284,195.

Common Stock Issuances for the Year Ended December 31, 2018

During the year ended December 31, 2018, the Company received and returned to treasury, 625,000 shares of common stock that had previously been issued for services rendered to the Company.

During the year ended December 31, 2018, the Company issued 118,548 shares of common stock for the conversion of notes payable and accrued interest in the amount of $345,885.

Note 9 – Assignment Agreement

During the quarter ended March 31, 2018, the Company finalized an Assignment Agreement whereby the Company has assigned its interest in a particular ATM Bitcoin patent to Bitcoin ATM Patent, LLC. The Agreement calls for a total payment of $312,500, with an initial deposit of $150,000 and the remaining $162,500 due on June 15, 2018. During the year ended December 31, 2018, the Company received $187,500 as payment on the agreement. This amount has been recorded as Other Income on the Statement of Operations for the year ended December 31, 2018. An additional $125,000 is still due to the Company.

DNA DYNAMICS, INC.

BALANCE SHEETS

(Unaudited)

	December 31,	December 31,
	2018	2017
ASSETS

CURRENT ASSETS

Cash and cash equivalents	$-	$59,997
Prepaid expenses	27,500	-

Total Current Assets	27,500	59,997

OTHER ASSETS

Intangible assets, net	227,612	359,455
Goodwill	64,629	64,629

Total Other Assets	292,241	424,084

TOTAL ASSETS	$319,741	$484,081

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$413,358	$367,832
Accrued expenses	225,466	214,857
Notes payable	382,264	517,629

Total Current Liabilities	1,021,088	1,100,318

TOTAL LIABILITIES	1,021,088	1,100,318

STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred stock $0.0001 par value; 12,000,000 shares authorized Preferred stock designated, Series A, $0.0001 par value, 10,000,000 and 10,000,000 shares issued and outstanding, respectively	1,000	1,000
Preferred stock designated, Series B, $0.0001 par value, 1,000,000 and 1,000,000 shares issued and outstanding, respectively	100	100
Common stock, $0.0001 par value; 10,000,000,000 shares authorized, 643,081 and 1,149,533 shares issued and outstanding, respectively	64	115
Additional paid-in capital	565,059	219,123
Accumulated deficit	(1,267,570)	(836,575)

Total Stockholders’ Equity (Deficit)	(701,347)	(616,237)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$319,741	$484,081

The accompanying notes are an integral part of these unaudited financial statements.

DNA DYNAMICS, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Years Ended
	December 31,
	2018	2017

NET REVENUES	$-	$-

OPERATING EXPENSES

Stock based compensation	-	50,100
Professional and consulting fees	254,943	1,163
General and administrative	99,419	540

Total Operating Expenses	354,362	51,803

INCOME (LOSS) FROM OPERATIONS	(354,362)	(51,803)

OTHER INCOME (EXPENSES)

Sale of Patent	187,500	-
Amortization expense	(131,843)	(133,868)
Interest expense	(132,290)	(64,881)

Total Other Income (Expenses)	(76,633)	(198,749)

NET LOSS BEFORE INCOME TAXES	(430,995)	(250,552)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	$(430,995)	$(250,552)

The accompanying notes are an integral part of these unaudited financial statements.

DNA DYNAMICS, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

From January 1, 2017 through December 31, 2018

(Unaudited)

	Series A		Series B				Additional		Total Stockholders’
	Preferred Stock		Preferred Stock		Common Stock		Paid-In	Accumulated	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance, January 1, 2017	10,000,000	$1,000	1,000,000	$100	503,403	$50	$93,402	$(586,023)	$(491,471)

Preferred and common stock issued for services	10,000,000	1,000	-	-	625,000	63	49,037	-	50,100

Conversion of Preferred Stock into common stock	(10,000,000)	(1,000)	-	-	1,250	-	1,000	-	-

Conversion of notes payable and accrued interest	-	-	-	-	19,880	2	75,684	-	75,686

Net loss for the year ended December 31, 2017	-	-	-	-	-	-	-	(250,552)	(250,552)

Balance, December 31, 2017	10,000,000	$1,000	1,000,000	$100	1,149,533	$115	$219,123	$(836,575)	$(616,237)

Common stock returned to treasury	-	-	-	-	(625,000)	(63)	63	-	-

Conversion of notes payable and accrued interest	-	-	-	-	118,548	12	345,873	-	345,885

Net loss for the year ended December 31, 2018	-	-	-	-	-	-	-	(430,995)	(430,995)

Balance, December 31, 2018	10,000,000	$1,000	1,000,000	$100	643,081	$64	$565,059	$(1,267,570)	$(701,347)

The accompanying notes are an integral part of these unaudited financial statements.

DNA DYNAMICS, INC.

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Years Ended
	December 31,
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(430,995)	$(250,552)
Adjustments to reconcile net loss to net cash used by operating activities:
Stock based compensation	-	50,100
Amortization expense	131,843	133,868
Changes in operating assets and liabilities:
Prepaid expenses	(27,500)	-
Accounts payable	45,526	278
Accrued expenses	147,329	65,103

Net Cash Used by Operating Activities	(133,797)	(1,203)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from notes payable	73,800	61,200

Net Cash Provided by Financing Actitivites	73,800	61,200

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(59,997)	59,997

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	59,997	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$-	$59,997

SUPPLEMENTAL CASH FLOW INFORMATION

Cash Payments For:
Interest	$-	$-
Income taxes	$-	$-

Non-cash financing activity:
Common stock issued for the conversion of debt	$345,885	$75,686

The accompanying notes are an integral part of these unaudited financial statements.

DNA DYNAMICS, INC.

Notes to the Financial Statements (Unaudited)

December 31, 2018

Note 1 – Organization and Description of Business

DNA Dynamics, Inc. (the “Company”) develops and publishes a portfolio of action/adventure and casual games designed to appeal to a broad cross section of the users of smartphones and tablet devices who purchase our games through direct-to-consumer digital storefronts as well as users of feature phones served by wireless carriers and other distributors. We create games based on our own original brands and intellectual property as well as third-party licensed brands. Our original games based on our own intellectual property include Margot’s Word Games, Jigsawium, Chess Crusades, and Legacy: Mystery Mansion. We currently have one game being published by a third party, Codermasters, Software Ltd based on their intellectual property, Dizzy: POTY (Prince of the Yolk Folk). Our licensed games include Warheads Medieval Tales and, Naked Gun: ICUP. Our work for hire team recently produced a major iPad Port from an internationally recognized brand.

Note 2 – Significant Accounting Policies

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The following policies are considered to be significant.

Accounting Method

The Company recognizes income and expenses based on the accrual method of accounting. The Company has elected a calendar year-end.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and short-term highly liquid investments purchased with original maturities of three months or less. Cash and cash equivalents at December 31, 2018 and 2017 were $-0- and $59,997, respectively.

Revenue Recognition

Product sales were solely derived from the sale of games developed by the Company. The Company recognizes revenue using four basic criteria that must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured, which is typically after receipt of payment and delivery, net of any credit card charge-backs and refunds. Determination of criteria (3) and (4) are based on management’s judgment regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Advertising Costs

Advertising costs, which were not material for the periods presented, are expensed as incurred.

Stock Based Compensation

The Company accounts for its stock based compensation using the fair value based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. This guidance establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

DNA DYNAMICS, INC.

Notes to the Financial Statements (Unaudited)

December 31, 2018

Income Taxes

The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Note 3 – Going Concern

As shown in the accompanying financial statements, the Company has incurred continuous losses from operations, has an accumulated deficit of $1,267,570, has a negative working capital of $993,588 and has cash on hand of $-0- as of December 31, 2018, and has generated minimal revenues to date. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is currently seeking additional sources of capital to fund short term operations through debt or equity investments. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Prepaid expenses

On November 5, 2018, the Company issued a promissory note in the principal amount of $45,000. The note contained an original issue discount of $7,500. Attorney fees of $10,000 were also paid from the proceeds of the note. The remaining $27,500 has been recorded as a prepaid expense as of December 31, 2018 until received or used to pay further attorney fees.

Note 5 – Intangible Assets

Intangible assets consist of intellectual property on the games and technology developed by the Company. These are all games that are released for the Android or the Apple platforms. The original values of the intangible assets of $896,950 are being amortized at a rate of 15% per year. During the years ended December 31, 2018 and 2017, the Company recorded amortization expense of $131,843 and $133,868, respectively. As of December 31, 2018 and 2017, the Company had recorded a total of $669,338 and $537,495, respectively, in accumulated amortization.

Note 6 – Goodwill

On April 12, 2011, the Company acquired Slam Productions Limited (“Slam”). Slam creates games and apps for mobile devices and handheld consoles using a proprietary Rapid Application Development tool. Slam has created over 15 games across 7 platforms in 3 years including some large TV brands and IP. Upon the acquisition of Slam, the Company recorded goodwill in the amount of $64,629. The Company analyzes goodwill at each reporting period to determine if an adjustment should be made for impairment.

DNA DYNAMICS, INC.

Notes to the Financial Statements (Unaudited)

December 31, 2018

Note 7 – Notes Payable

Notes payable consist of the following at December 31, 2018 and 2017:

	December 31,	December 31,
	2018	2017

Issued to David Lovatt, originated June 2011, unsecured $4,970 convertible promissory note, which carries a 9% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) discount of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date.	$4,970	$4,970

Issued to David Lovatt, originated March 9, 2011, unsecured $4,975 convertible promissory note, which carries a 9% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) discount of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date.	4,975	4,975

Issued to David Lovatt, originated August 23, 2011, unsecured $20,000 convertible promissory note, which carries a 9% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) discount of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date. During the quarter ended December 31, 2018, the note was sold to a third party and converted into common stock.	-	20,000

Issued to David Lovatt, originated October 13, 2011, unsecured $37,238 convertible promissory note, which carries a 9% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) discount of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date. During the quarter ended March 31, 2018, $15,000 of the note was sold to a third party and converted into common stock. During the quarter ended December 31, 2018, the remainder of the note was sold to a third party and converted into common stock.	-	37,238

Issued to Steven Mellner, originated November 7, 2011, unsecured $14,000 promissory note, which carries a 9% interest rate and matures on March 31, 2012. During the quarter ended December 31, 2018, the note was sold to a third party and converted into common stock.	-	14,000

Issued to Louis Wolcowitz, originated November 17, 2011, unsecured $25,000 promissory note, which carries a 9% interest rate and matures on March 31, 2012. During the quarter ended December 31, 2018, the note was sold to a third party and converted into common stock.	-	25,000

Issued to Lawrence Kolodny, originated December 1, 2011, unsecured $61,000 promissory note, which carries a 9% interest rate and matures on March 31, 2012.	61,000	61,000

DNA DYNAMICS, INC.

Notes to the Financial Statements (Unaudited)

December 31, 2018

Issued to David Lovatt, originated April 16, 2012, unsecured $26,500 convertible promissory note, which carries a 9% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date.	26,500	-

Issued to Elliott Polatoff, originated January 1, 2015, unsecured $77,702 convertible promissory note, which carries a 9% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) discount of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date.	77,702	77,702

Issued to John D. Thomas, P.C., originated January 1, 2015, unsecured $219,544 convertible promissory note, which carries a 9% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) discount of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date. Between November 1, 2017 and September 30, 2018, $62,827 of the note was sold to a third party and converted into common stock. During the nine months ended September 30, 2018, $84,000 of the note was converted into common stock.	72,717	211,544

Issued to Green Light Developments, LLC, originated February 9, 2018, unsecured $69,700 convertible promissory note, which carries a 8% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) discount of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date. During the quarter ended December 31, 2017, $61,200 of the note was received by the Company.	69,700	61,200

Issued to Green Light Developments, LLC, originated April 4, 2018, unsecured $1,600 convertible promissory note, which carries a 8% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) discount of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date.	1,600	-

Issued to Green Light Developments, LLC, originated August 6, 2018, unsecured $10,000 convertible promissory note, which carries a 8% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) discount of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date.	10,000	-

Issued to Green Light Developments, LLC, originated November 17, 2018, unsecured $6,100 convertible promissory note, which carries a 8% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) discount of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date.	6,100	-

Issued to Fidelis Capital, LLC, originated November 5, 2018, unsecured $45,000 convertible promissory note, which carries a 12% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) discount of the lowest closing price of the Company’s common stock for the twenty five (25) trading days prior to the conversion date.	45,000	-

Note payable to a an entity, non-interest bearing, due on demand	2,000	-

Notes Payable	382,264	517,629
Less: current maturities of notes payable	(382,264)	(517,629)
Long term convertible debenture	$-	$-

The Company recognized interest expense in the amount of $140,192 and $64,881 for the years ended December 31, 2018 and 2017, respectively, related to the notes payable above. The increase in interest expense is due to default provisions included in the promissory note agreements.

DNA DYNAMICS, INC.

Notes to the Financial Statements (Unaudited)

December 31, 2018

Note 8 – Changes in Stockholders’ Equity (Deficit)

Authorized and Outstanding Shares, Common Stock

The Company is authorized to issue 10,000,000,000 shares of $0.0001 par value common stock. Effective June 3, 2019, the Company effectuated a 1 share for 8,000 shares reverse stock split which reduced the number of outstanding shares of common stock. All references to common stock have been adjusted to reflect the reverse stock split. As of December 31, 2018 and 2017, the number of shares issued and outstanding were 643,081 and 1,149,533, respectively.

Authorized and Outstanding Shares, Preferred Stock

The Company is authorized to issue 12,000,000 shares of $0.0001 par value preferred stock. As of December 31, 2018 and 2017, 10,000,000 shares of Series A Preferred Stock were issued and outstanding. As of December 31, 2018 and 2017, 1,000,000 shares of Series B Preferred Stock were issued and outstanding.

Common Stock Issuances for the Year Ended December 31, 2018

During the year ended December 31, 2018, the Company received and returned to treasury, 625,000 shares of common stock that had previously been issued for services rendered to the Company.

During the year ended December 31, 2018, the Company issued 118,548 shares of common stock for the conversion of notes payable and accrued interest in the amount of $345,885.

Common Stock Issuances for the Year Ending December 31, 2017

During the year ended December 31, 2017, the Company issued 625,000 shares of common stock for services rendered to the Company.

During the year ended December 31, 2017, the Company issued 19,880 shares of common stock for the conversion of notes payable and accrued interest in the amount of $75,686.

Note 9 – Assignment Agreement

During the quarter ended March 31, 2018, the Company finalized an Assignment Agreement whereby the Company has assigned its interest in a particular ATM Bitcoin patent to Bitcoin ATM Patent, LLC. The Agreement calls for a total payment of $312,500, with an initial deposit of $150,000 and the remaining $162,500 due on June 15, 2018. During the year ended December 31, 2018, the Company received $187,500 as payment on the agreement. This amount has been recorded as Other Income on the Statement of Operations for the year ended December 31, 2018. An additional $125,000 is still due to the Company.